Exhibit 99.1

April 3, 2007	CONTACTS:
Elizabeth Wilkinson Phone: 281-408-1329

EAGLE ROCK ENERGY PARTNERS, L.P. ENTERS INTO DEFINITIVE STOCK PURCHASE AGREEMENT TO ACQUIRE STANOLIND OIL AND GAS CORPORATION FOR $79 MILLION

HOUSTON – Eagle Rock Energy Partners, L.P. (NasdaqGS: EROC) (“Eagle Rock” or the “Partnership”) today announced it entered into a definitive stock purchase agreement to acquire 100% of the outstanding common stock of Stanolind Oil and Gas Corp. (“Stanolind”) for a purchase price of $79 million, subject to customary purchase price adjustments.  Stanolind, based in Midland, Texas, is a privately held portfolio company of Natural Gas Partners.  Stanolind operates crude oil and natural gas producing properties in the Permian Basin, primarily in Ward, Crane and Pecos counties, Texas. The transaction, which is expected to close by April 30, has been reviewed and approved by the Conflicts Committee of the Board of Directors. The transaction is effective January 1, 2008.

Stanolind Operational Highlights at December 31, 2007:
•	Estimated proved reserves of approximately 6.7 MMBoe
•	47% of proved reserves are producing
•	Large number of recompletion and low risk drilling opportunities
•	99% of value is operated
•	Proved reserves to production ratio of approximately 23 years
•	Current net production of approximately 850 Boe/d (as of April 1, 2008)
•	Proved reserves are 53% oil
•	290 producing wells
•	Future F&D costs of $5.81/Boe
•	Proved Reserve Acquisition Cost of $12.21/Boe (including estimated transaction costs)

		Oil	Wet Gas	Oil Equiv	PV 10
		MBo	MMcf	MBoe	$millions
Proved
	Producing	1,852	7,699	3,135	66.4

	Non-producing	608	3,769	1,236	27.3

	Undeveloped	1,047	7,483	2,294	35.3

Total Proved		3,507	18,950	6,665	$129.0

Probable (Risked @ 50%)
	Non-producing	98	439	172

	Undeveloped	650	2,028	988

Total Probable		749	2,467	1,160

Possible (Risked @ 25%)
	Non-producing	29	184	60

	Undeveloped	237	811	372

Total Possible		266	995	432

3P		4,522	22,412	8,257

Note: Based on third party engineering firm reserve report as of 12/31/2007 and SEC pricing.

Stanolind Financial Highlights:
•	Based on current forward pricing and proved reserves estimates, Stanolind is expected to generate approximately $15.3 million in annualized Adjusted EBITDA during 2008.
•	Annual maintenance capital expenditures of approximately $1.5 million.
•	Acquisition is immediately accretive to our unitholders.
•	Management anticipates recommending to the Board of Directors to increase both the partnership’s distribution and its distribution coverage ratio with respect to the second quarter of 2008.
•	Acquisition to be funded with borrowings from the Partnership’s revolving credit facility.

With respect to the announced acquisition, Joseph A. Mills, chairman and chief executive officer of Eagle Rock said, “Consistent with our objectives, Eagle Rock continues to seek accretive acquisition growth opportunities in our three lines of business: midstream, upstream and minerals. The Stanolind acquisition represents an extraordinary opportunity for our Partnership to enter the prolific, long-lived Permian Basin with high-quality, low-risk assets at a very attractive valuation.  This acquisition will increase Eagle Rock’s total proved reserve base by 29% and its proved reserves to production ratio (R/P) to 11.6 years.   These assets will provide an excellent low–risk, organic growth component to our upstream business.    We have identified numerous recompletion opportunities, 33 proved undeveloped locations, and 65 probable and possible locations.    We are particularly excited to make this entry into the Permian Basin because we believe the basin presents excellent opportunities for additional, moderately-sized midstream, upstream and mineral acquisitions with characteristics that fit well in the MLP structure. Our management team has substantial experience in the area, and plans to increase the Partnership’s presence there in the years ahead.  Going forward, we will continue to seek accretive acquisition growth opportunities in all our business segments, with a long-term focus of providing our investors with a sustainable and growing distribution rate within a financially prudent capital structure”.

Commodity Derivatives:
Stanolind recently hedged the following products and quantities with costless collars –

	NYMEX Crude Oil				Inside FERC Waha Natural Gas
	Bbls/mo	Floor, $/Bbl	Ceiling, $/Bbl	% of PDP	MMBtu/mo	Floor, $/MMBtu	Ceiling, $/MMBtu	% of PDP

2008*	11,500	95.00	105.20	79	20,000	8.50	9.50	73
2009	10,000	93.00	100.85	79	20,000	7.88	8.83	89
2010	9,000	90.00	99.80	79

* Hedges shown for 2008 are for the period July through December.

The crude oil hedges are intended to mitigate commodity price risk for crude, condensate and natural gas liquids production, while the natural gas hedges address the price risk associated with future production of residue gas.

Eagle Rock will host a conference call to discuss these transactions and other matters at 9 a.m. CT (10 a.m. ET) on Friday, April 4, 2007.  Interested parties may listen live over the internet or via telephone. To listen live over the Internet, log on to the Partnership’s web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-713-4218,confirmation code 28035444.  Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few minutes and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PYXM736JR.  (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field.  Remove extra space if one exists.)  An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 64546149. In addition, a replay of the audio webcast will be available shortly after the call on Eagle Rock’s website.

Eagle Rock Energy Partners, L.P. is a growth-oriented partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of Eagle Rock Energy Partners, L.P.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus income tax provision, interest-net (including both realized and unrealized interest rates risk management activities), depreciation, depletion and amortization expense, impairment expense, other operatingexpense, other non-cash operating and general and administrative expenses (including non-cash compensation related to our equity-based compensation program) less non-realized revenues risk management instrument gain (loss) activities and other income/(expense).

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.
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